UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2018 (July 10, 2018)

OneMain Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 601 N.W. Second Street,
Evansville, IN 47708
(Address of principal executive offices) (Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President & Chief Executive Officer

On July 13, 2018, OneMain Holdings, Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) has appointed Douglas H. Shulman as the Company’s President and Chief Executive Officer, effective on Mr. Shulman’s first date of employment with the Company, which will be no later than September 10, 2018 (the date on which such employment commences, the “Start Date”).    In connection with Mr. Shulman’s appointment, Jay N. Levine announced that he will step down as the Company’s President and Chief Executive Officer effective as of the Start Date and will remain with the Company as the Chairman of the Board.  Effective as of the Start Date, it is expected that Mr. Shulman will also be appointed to the Board.

Mr. Shulman, age 51, has served as Senior Executive Vice President and Global Head of Client Service Delivery at BNY Mellon since 2014.  From 2013 to 2014, he was a Senior Advisor at McKinsey & Company and Senior Fellow at the Harvard Kennedy School Center for Business and Government.  From 2008 to 2012, Mr. Shulman was the Commissioner of the Internal Revenue Service (the “IRS”).  Prior to his time at the IRS, Mr. Shulman served as Vice Chairman of the Financial Industry Regulatory Authority (“FINRA”) from 2006 to 2008.  Mr. Shulman also previously served as President of Markets, Services and Information as well as Executive Vice President of Corporate Development, Strategy & New Business Ventures at FINRA’s predecessor, the National Association of Securities Dealers, Inc.

Mr. Shulman serves on the Board of Directors of the Depository Trust and Clearing Corp, Inc. (DTCC) and the New School.  He was previously a director of Mantas Corporation, the World Federation of Exchanges, and was Chairman of the Organisation for Economic Co-operation and Development’s Forum on Tax Administration, the global body of tax authorities.  Mr. Shulman holds a J.D. from Georgetown University Law Center, a Master of Public Administration from the Kennedy School of Government at Harvard University and a Bachelor of Arts degree from Williams College.

Arrangements with Mr. Shulman

On July 10, 2018, Mr. Shulman, the Company and the Company’s affiliate, OneMain General Services Corporation (“OMGS”), entered into an employment agreement memorializing the terms of Mr. Shulman’s employment as President and Chief Executive Officer of the Company (the “Employment Agreement”).

The Employment Agreement provides that Mr. Shulman will receive an annual base salary of $800,000 and will be eligible for an annual target bonus of $5,500,000, payable in cash, performance stock units and restricted stock units, in each case subject to certain performance goals to be established by the Compensation Committee of the Board.  The cash and restricted stock units portions of the 2018 target bonus will be $3,666,667 prorated to take into account the period from the Start Date through the end of such fiscal year, and will also include an additional amount equal to two-thirds of Mr. Shulman’s target bonus at his prior employer, prorated to take into account the period from January 1, 2018 to the Start Date.  The performance stock units, which will be granted annually, are subject to three-year performance vesting conditions to be determined by the Compensation Committee of the Board.  The performance stock unit portion of the annual bonus will be granted annually beginning in 2019 and no later than March 31 of each year. With respect to the grant of performance stock units in 2019, such amount shall be equal to $1,833,333 plus (1) a pro rata portion of such amount related to the period in 2018 from the Start Date through the end of such year, and (2) a pro rata portion of one-third of Mr. Shulman’s target bonus at his prior employer from January 1, 2018 through the Start Date.

In consideration of the commencement of Mr. Shulman’s employment with the Company and OMGS, and in part to compensate Mr. Shulman for equity awards forfeited at his prior employer, subject to the approval of the Compensation Committee, Mr. Shulman will also receive a one-time equity grant of restricted stock units with an aggregate value of $3,000,000, which will vest as follows: 50% on December 31, 2018; 25% on December 31, 2019; and 25% on December 31, 2020.  If Mr. Shulman’s employment is terminated by the Company for cause or Mr. Shulman resigns without good reason on or after December 31, 2018, but on or before December 31, 2019, Mr. Shulman will be required to pay the Company the fair market value (as of the termination date) of the number of shares he received (after tax withholding) in connection with the portion of the grant that vests on December 31, 2018.  Finally, on July 12, 2018, the Compensation Committee approved a one-time grant to Mr. Shulman  of cash-settled options with respect to 650,000 shares of the Company’s common stock (in three tranches of 300,000, 225,000 and 125,000 shares) (subject to certain vesting conditions relating to the trading price of the Company’s common stock and the portion of the Company’s common stock available for trading, as well as certain other terms and conditions).

Pursuant to the Employment Agreement, the Company or one of its affiliates will reimburse Mr. Shulman for his reasonable attorney fees incurred in connection with the negotiation of the Employment Agreement and all related agreements.

The Employment Agreement provides that Mr. Shulman will receive certain payments and benefits in the event of a termination of his employment under specific circumstances.  If Mr. Shulman’s employment is terminated by the Company other than for cause (not including a termination of employment due to death or disability) or he resigns for good reason, then he would be entitled to (1) a severance payment equal to $2,633,333, payable in equal installments over a twenty-four (24) month period in accordance with the Company’s payroll (or, if such termination occurs within the 24-month period following a change in control, a single lump sum); (2) any earned but unpaid annual bonus for the calendar year immediately preceding the termination; (3) an amount equal to two-thirds (2/3) of the average annual bonus earned in respect of the three (3) years completed prior to the year of termination (or, if Mr. Shulman has been employed for less than three years as of such termination, the number of years completed prior to the year of termination; provided, however that if the year of termination is 2018 or 2019, the amount shall be equal to two-thirds of the target amount of his annual bonus), pro-rated based on the number of days in which Mr. Shulman was employed during such year paid at the same time such bonuses are normally paid in accordance with the normal practices of the Company with regard to paying bonuses to similarly situated executives subject to certain adjustments; and (4) a lump sum payment equal to twelve (12) months of COBRA.

Pursuant to the Employment Agreement, Mr. Shulman is bound by certain restrictive covenants including confidentiality, non-disparagement, work product and during the term of his employment and for a period of two years thereafter, non-solicitation of employees, consultants and customers, and non-competition.  The Company is bound by a non-disparagement covenant.

The foregoing descriptions are qualified in their entirety by the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

There are no family relationships between Mr. Shulman and any director or executive officer of the Company, and no transactions involving Mr. Shulman that would require disclosure under Item 404(a) of Regulation S-K, other than as described herein.

Item 7.01.	Regulation FD Disclosure.

On July 13, 2018, the Company announced the executive changes summarized above by a press release, which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information provided pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of July 10, 2018, among OneMain Holdings, Inc., OneMain General Services Corporation and Douglas H. Shulman

99.1	Press Release issued July 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OneMain Holdings, Inc.

Date: July 13, 2018	By:	/s/ Scott T. Parker
Scott T. Parker
Executive Vice President and Chief Financial Officer